UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On May 31, 2005, Marathon Ashland Petroleum LLC (“MAP”) made a pro rata cash distribution to Marathon Oil Company and Ashland, Inc. with Marathon’s share being approximately $437 million and Ashland’s share being approximately $268 million.  As previously disclosed, in connection with Marathon Oil Corporation’s proposed acquisition of Ashland’s 38 percent interest in MAP and two other businesses, the parties have agreed that MAP will not make its quarterly distributions for the period from March 18, 2004 (the date of the signing of the original master agreement relating to the acquisition) to the closing of the transaction or the termination of the master agreement, unless approved by a supermajority vote of the MAP board of managers. The MAP board of managers unanimously approved the pro rata cash distribution on May 27, 2005.

Forward-Looking Statements

The above disclosure contains forward-looking statements with respect to the completion of the acquisition of Ashland’s 38 percent interest in MAP and certain other businesses. Some factors that could affect the acquisition include Ashland shareholder approval, Ashland public debt holder consents, and updated Ashland solvency opinions. The foregoing factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements. In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Marathon Oil Corporation has included in its Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent Forms 10-Q and 8-K, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Additional Information

In connection with the proposed transfer to Marathon Oil Corporation by Ashland Inc. of its interest in Marathon Ashland Petroleum LLC and certain other businesses, each of Marathon, New EXM Inc. and ATB Holdings Inc. has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4, as amended, that included a definitive proxy statement of Ashland and a prospectus of Marathon, New EXM and ATB Holdings.  Investors and security holders are urged to read the definitive proxy statement/prospectus because it contains important information.  Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Marathon, Ashland, New EXM and ATB Holdings with the SEC at the SEC’s web site at www.sec.gov.  The definitive proxy statement/prospectus and other documents filed by Marathon may also be obtained for free from Marathon by calling Investor Relations at 713-296-4171.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: June 1, 2005	By:	/s/ Janet F. Clark
Janet F. Clark
Senior Vice President and Chief Financial Officer